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EXHIBIT 99.1

DIME COMMUNITY BANCSHARES REPORTS SECOND QUARTER 2004 EARNINGS

 Loan growth jumps 27% annualized

Core Deposits increase at a 16% annualized rate

Brooklyn, NY – July 22, 2004 - Dime Community Bancshares, Inc. (NASDAQ: DCOM, the "Company"), the parent company of The Dime Savings Bank of Williamsburgh (the "Bank"), today announced net income of $12.4 million, or 34 cents per diluted share, for the quarter ended June 30, 2004, compared to $12.6 million, or 34 cents per diluted share, for the quarter ended June 30, 2003.

Items of note for the quarter ended June 30, 2004 include:

•

Core deposits increased by $52.6 million, or 16% annualized.  Total deposits increased by $71.6 million, or 13% annualized.

•

Real estate loan originations totaled $379.7 million, resulting in a 27% annualized growth rate in the loan portfolio.

•

Total assets increased at an 11% annualized rate.

•

Net interest margin contracted to 2.90% as refinance activity continued.

•

The Bank maintained its industry leading credit quality with non-performing assets representing only 4 basis points of total assets at period end.

•

The efficiency ratio remains low at 34.7%.

•

The Company increased its quarterly cash dividend by 5% to 14 cents per share, the second cash dividend increase in 2004, and repurchased 374,000 shares into treasury.

Commenting on the second quarter 2004 performance, Vincent F. Palagiano, chairman and chief executive officer of the Company noted, “As we transition to a higher interest rate environment the realities of rising rates have begun to impact the fundamentals of our business as expected. Prepayments especially accelerated during the quarter reflecting the closing on commitments made during the brief decline in rates at the end of the previous quarter. Prepayment fee income was ahead of expectations and was solely accountable for our earnings exceeding our previously forecasted range. The net interest margin was negatively impacted by the large amount of originations at lower than average portfolio rates during the first six months of the year. We forecast a continued measured rise in interest rates that we expect will slow prepayment activity, allowing for continued earning asset growth and a moderating impact on the net interest margin.”

FINANCIAL RESULTS

For the quarter ended June 30, 2004, the Company’s net income was $12.4 million, down $191,000 compared to $12.6 million in the same quarter of the previous year.  Net interest income decreased $1.7 million quarter over quarter, non-interest income increased $2.0 million, and non-interest expense increased $856,000, which was partially offset by a reduction in income tax expense of $417,000.  The effective tax rate was 38% during the quarter ended June 30, 2004, down from 39% during the same quarter of the previous year.  The effective tax rate for 2004 is currently anticipated to approximate 38%.

On a linked quarter basis, the Company’s net income increased $66,000.  This was due primarily to increased non-interest income of $1.1 million from increased prepayment fee income, partially offset by an increase of $187,000 in non-interest expense.  Prepayment fee income during the June 2004 quarter was $3.8 million compared to $2.5 million during the March 2004 quarter.

Net interest margin declined to 2.90% during the June 2004 quarter from 3.29% in the March 2004 quarter.  Loan amortization and satisfactions of $207.6 million had an average yield of 6.8% during the June 2004 quarter, as compared to new loan originations of $379.7 million with an average yield of 4.8%.  The net interest margin was also negatively impacted by the issuance of $70 million of 30-year, 7%Trust Preferred securities on March 19, 2004. As previously stated, the Company has no immediate plans to leverage that capital for growth, and therefore the transaction will remain slightly dilutive to earnings by approximately one cent per share per quarter.

Deposit growth also contributed to net interest margin contraction in the June 2004 quarter.  New deposits of $247.6 million raised during the June 2004 quarter represented 10.6% of total deposits at quarter end.  Due to the promotional nature of these deposits, the weighted average cost of deposits rose slightly by 7 basis points to 1.75% during the June 2004 quarter from 1.68% during the March 2004 quarter.  Core deposits grew at a 16% annualized rate. Total deposits increased at a 13.0% annualized rate.

Average deposits per branch rose to $117.2 million at June 30, 2004. The loan-to-deposit ratio was 104%, compared with 100% in the previous quarter and even with the June 2003 quarter. Core deposits comprised 58% of total deposits as compared to 57% last quarter and 56% in the year-ago quarter.

In conclusion Mr. Palagiano stated, “As we continue to move through the transition to a higher interest rate environment, we believe that the principles that have guided our business will continue to serve us in good stead. Specifically, our standards of conservative lending, sound asset/liability and interest rate risk management, maintaining low overhead and managing our business to maximize the creation of shareholder value, will not change with the changing environment.”

Non-interest income totaled $6.7 million during the quarter ended June 30, 2004 an increase of $2.0 million from the quarter ended June 30, 2003, and a $1.1 million increase from the quarter ended March 31, 2004.

The majority of the increase in both of these periods resulted from prepayment fee income, which increased $1.7 million from the quarter ended June 30, 2003 and $1.3 million from the quarter ended March 31, 2004.

The Company recorded gains of $207,000 on the sale of $26.8 million in loans to Fannie Mae during the quarter ended June 30, 2004 and $198,000 on sales of $9.7 million in loans during the quarter ended June 30, 2003.  The Company recorded gains of $60,000 on the sale of  $5.6 million in loans to Fannie Mae during the quarter ended March 31, 2004.

The Company recorded gains of $516,000 on the sale of securities of $20.6 million during the quarter ended March 31, 2004. There were no gains on the sales of securities recorded in the second quarter of both 2004 and 2003.

Retail fee income increased $50,000 during the quarter ended June 30, 2004 compared to the quarter ended June 30, 2003 and $89,000 on a linked quarter basis on an increase in general business activity.

Non-interest expense totaled $10.6 million during the quarter ended June 30, 2004, an increase of 9% from the prior year quarter.  This increase resulted from growth in added salary and benefit expense, increased expenses related to the Employee Stock Ownership Plan and the recognition of certain performance-based compensation accruals.

REAL ESTATE LENDING AND CREDIT QUALITY

The continuation of the low interest rate environment resulted in origination, refinancing and prepayment levels of real estate loans remaining above their historical averages during the June quarter.  Real estate loan amortization during the June 2004 quarter approximated 35% of the loan portfolio on an annualized basis, up from 26% during the March 2004 quarter, and approximately the same as the June 2003 quarter.  At June 30, 2004, the Company had approximately $618 million of real estate loans with interest rates of 6.5% and higher.

The weighted average interest rate on real estate loans originated during the most recent quarter was approximately 4.8% and their weighted average term to next repricing was 7.0 years at their respective origination dates.  At June 30, 2004 the loan commitment pipeline approximated $246.0 million, of which $20.8 million is intended for sale to Fannie Mae.

The Company maintained its long record of outstanding credit quality during the most recent quarter. Non-performing loans totaled $1.4 million at June 30, 2004, representing 0.04% of total assets.  Non-performing assets have remained below 5 basis points of total assets for the last five quarters.

SHARE REPURCHASE PROGRAM

During the June 2004 quarter, the Company repurchased 374,000 shares of its common stock into treasury.  As of June 30, 2004, the Company had an additional 124,000 shares eligible for repurchase under its ninth stock repurchase program.  In May 2004, the Company's Board of Directors approved a tenth stock repurchase plan that authorized an additional 1.8 million shares for repurchase.

OUTLOOK

For the third quarter of 2004, the Company estimates earnings per share in the range of $0.30 to $0.32. This estimate reflects anticipated lower prepayment fee income and assumed lower yields on new assets. The multifamily loan pipeline remains strong, $246 million at quarter end with an average yield of 5.10% and an average term of seven years. Asset growth is expected to moderate compared to the second quarter, but the Company remains on track to grow assets approximately 20% over the course of the year. With current loan rates of over 5%, the pace of contraction of the net interest margin is expected to moderate. In addition, after the close of the second quarter the Company undertook sales of securities at an average yield of 3.80% in order to fund the loan pipeline as seasonally slower deposit growth is anticipated during the third quarter.

CONFERENCE CALL

Management will conduct a conference call at 10:00 A.M. Eastern Time, on Thursday, July 22, 2004, to discuss DCOM's operating performance for the quarterly period ended June 30, 2004.  The direct dial number for the call is 785-832-2422.  For those unable to participate in the conference call, a replay will be available. To access the replay, dial 402-220-1187 from one hour after the end of the call until midnight Eastern Time on Thursday, July 29, 2004.

The conference call will also be available via the Internet by accessing the following Web address: www.dimedirect.com or www.vcall.com.  Web users should go to the site at least fifteen minutes prior to the call to register, download and install any necessary audio software. The webcast will be available until August 22, 2004.

ABOUT DIME COMMUNITY BANCSHARES

Dime Community Bancshares, Inc., a unitary thrift holding company, is the parent company of The Dime Savings Bank of Williamsburgh, Brooklyn, New York, founded in 1864.  With $3.47 billion in assets as of June 30, 2004, the Bank has twenty branches located throughout Brooklyn, Queens, the Bronx and Nassau County, New York.  More information on the Company and Bank can be found on the Bank's Internet website at www.dimedirect.com.

Statements made herein that are forward looking in nature within the meaning of the Private Securities Litigation Reform Act of 1995 are subject to risks and uncertainties that could cause actual results to differ materially.  Such risks and uncertainties include, but are not limited to, those related to overall business conditions and market interest rates, particularly in the markets in which the Company operates, fiscal and monetary policy, changes in regulations affecting financial institutions and other risks and uncertainties discussed in the Company's Securities and Exchange Commission filings.  The Company disclaims any obligation to publicly announce future events or developments which may affect the forward-looking statements herein.

- tables to follow -

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DIME COMMUNITY BANCSHARES,  INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(In thousands except share amounts)

	June 30,
	2004	December 31,
	(Unaudited)	2003
ASSETS:
Cash and due from banks	$25,063	$24,074
Investment securities held to maturity	650	710
Investment securities available for sale	44,503	37,107
Mortgage-backed securities held to maturity	593	770
Mortgage-backed securities available for sale	711,114	461,967
Federal funds sold and other short-term assets	75,725	95,286
Real estate Loans:
One-to-four family and cooperative apartment	124,101	138,039
Multi-family and underlying cooperative	1,914,761	1,737,306
Commercial real estate	378,360	309,810
Construction	5,784	2,880
Unearned discounts and net deferred loan fees	(594)	(1,517)

Total real estate loans	2,422,412	2,186,518

Other loans	3,879	4,072
Allowance for loan losses	(14,535)	(15,018)

Total loans, net	2,411,756	2,175,572

Loans held for sale	13,127	2,050
Premises and fixed assets, net	16,832	16,400
Federal Home Loan Bank of New York capital stock	26,200	26,700
Other real estate owned, net	-	-
Goodwill	55,638	55,638
Other assets	88,297	75,387

TOTAL ASSETS	$3,469,498	$2,971,661

LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits:
Checking and NOW	$139,547	$129,349
Savings	368,221	366,592
Money Market	848,253	745,387

Sub-total	1,356,021	1,241,328

Certificates of deposit	988,201	800,350

Total Due to depositors	2,344,222	2,041,678

Escrow and other deposits	45,794	39,941
Securities sold under agreements to repurchase	170,689	12,675
Federal Home Loan Bank of New York advances	506,500	534,000
Subordinated Notes Sold	25,000	25,000
Trust Preferred Notes Payable	72,165	-
Other liabilities	35,656	34,448

TOTAL LIABILITIES	3,200,026	2,687,742
STOCKHOLDERS' EQUITY:
Common stock ($0.01 par, 125,000,000 shares authorized,
49,678,257 shares and 49,160,657 shares issued at
June 30, 2004 and December 31, 2003, respectively, and
37,303,713 shares and 38,115,111 shares outstanding at
June 30, 2004 and December 31, 2003, respectively)	497	492
Additional paid-in capital	193,277	185,991
Retained earnings	246,700	231,771
Unallocated common stock of Employee Stock Ownership Plan	(4,976)	(5,202)
Unearned common stock of Recognition and Retention Plan	(2,666)	(2,617)
Common stock held by the Benefit Maintenance Plan	(7,348)	(5,584)
Treasury stock (12,374,544 shares and 11,045,546 shares
at June 30, 2004 and December 31, 2003, respectively)	(147,463)	(120,086)
Accumulated other comprehensive (loss) income, net	(8,549)	(846)

TOTAL STOCKHOLDERS' EQUITY	269,472	283,919

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,469,498	$2,971,661

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DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands except per share amounts)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2004	2004	2003	2004	2003
Interest income:
Loans secured by real estate	$34,450	$33,615	$37,195	$68,065	$75,068
Other loans	60	63	69	123	137
Mortgage-backed securities	6,146	4,712	4,808	10,858	8,877
Investment securities	375	312	595	687	1,502
Other	386	343	949	729	1,932
Total interest income	41,417	39,045	43,616	80,462	87,516
Interest expense:
Deposits and escrow	10,242	9,004	10,557	19,246	20,778
Borrowed funds	7,301	5,925	7,455	13,226	14,865
Total interest expense	17,543	14,929	18,012	32,472	35,643
Net interest income	23,874	24,116	25,604	47,990	51,873
Provision for loan losses	60	60	60	120	120
Net interest income after
provision for loan losses	23,814	24,056	25,544	47,870	51,753
Non-interest income:
Service charges and other fees	1,742	1,560	1,546	3,302	2,958
Net (loss) gain on sales and
redemptions of assets	207	576	198	783	854
Other	4,783	3,481	3,010	8,264	6,307
Total non-interest income	6,732	5,617	4,754	12,349	10,119
Non-interest expense:
Compensation and benefits	6,178	5,716	5,222	11,895	10,389
Occupancy and equipment	1,253	1,263	1,282	2,515	2,518
Core deposit intangible amortization	206	206	206	412	412
Other	2,915	3,180	2,986	6,095	6,046
Total non-interest expense	10,552	10,365	9,696	20,917	19,365

Income before taxes	19,994	19,308	20,602	39,302	42,507
Income tax expense	7,588	6,968	8,005	14,556	16,273

Net Income	$12,406	$12,340	$12,597	$24,746	$26,234

Earnings per Share:
Basic	$0.35	$0.35	$0.35	$0.70	$0.73
Diluted	$0.34	$0.33	$0.34	$0.68	$0.70
Average common shares
outstanding for Diluted EPS	36,135,121	36,863,260	37,404,336	36,498,106	37,405,842

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DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands except per share amounts)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2004	2004	2003	2004	2003

Performance and Other Selected Ratios:
Return on Average Assets	1.44%	1.60%	1.60%	1.51%	1.71%
Return on Average Stockholders' Equity	18.42%	17.72%	18.54%	18.07%	19.48%
Return on Average Tangible Stockholders' Equity	22.84%	22.28%	23.69%	22.53%	24.97%
Net Interest Spread	2.66%	3.05%	3.17%	2.84%	3.26%
Net Interest Margin	2.90%	3.29%	3.44%	3.08%	3.56%
Non-interest Expense to Average Assets	1.22%	1.34%	1.23%	1.28%	1.26%
Efficiency Ratio	34.71%	35.55%	32.15%	35.12%	31.67%
Effective Tax Rate	37.95%	36.09%	38.86%	37.04%	38.28%

Per Share Data:
Reported EPS (Diluted)	$0.34	$0.33	$0.34	$0.68	$0.70
Stated Book Value	7.22	7.37	7.20	7.22	7.20
Tangible Book Value	5.94	5.82	5.67	5.94	5.67

Average Balance Data:
Average Assets	$ 3,448,906	$ 3,094,199	$ 3,141,630	$ 3,271,553	$ 3,071,113
Average Interest Earning Assets	3,295,823	2,931,156	2,976,679	3,113,490	2,917,117
Average Stockholders' Equity	269,337	278,585	271,783	273,961	269,347
Average Tangible Stockholders' Equity	217,315	221,521	212,654	219,649	210,090
Average Loans	2,351,624	2,218,390	2,181,056	2,285,007	2,183,629
Average Deposits	2,349,850	2,144,642	2,099,253	2,247,246	2,041,607

Asset Quality Summary:
Net charge-offs (recoveries)	$ 37	$ 30	$ 28	$ 67	$ 30
Nonperforming Loans	1,413	1,381	1,070	1,413	1,070
Nonperforming Loans/ Total Loans	0.06%	0.06%	0.05%	0.06%	0.05%
Nonperforming Assets/Total Assets	0.04%	0.04%	0.03%	0.04%	0.03%
Allowance for Loan Loss/Total Loans	0.60%	0.66%	0.71%	0.60%	0.71%
Allowance for Loan Loss/Nonperforming Loans	1028.66%	1085.59%	1453.08%	1028.66%	1453.08%

Regulatory Capital Ratios (Bank Only):
Tangible Capital Ratio	7.30%	7.16%	7.03%	7.30%	7.03%
Leverage Capital Ratio	7.30%	7.16%	7.03%	7.30%	7.03%
Risk -Based Capital Ratio	14.46%	14.40%	13.98%	14.46%	13.98%
Non-GAAP Disclosures- Cash Earnings Reconciliation and Ratios (1):
Net Income	$12,406	$12,340	$12,597	$24,746	$26,234
Additions to Net Income:
Core Deposit Intangible Amortization	206	206	206	412	412
Non-cash stock benefit plan expense	685	795	634	1,480	1,180
Cash Earnings	$13,297	$13,341	$13,437	$26,638	$27,826

Cash EPS (Diluted)	0.37	0.36	0.36	0.73	0.74
Cash Return on Average Assets	1.54%	1.72%	1.71%	1.63%	1.81%
Cash Return on Average Tangible Stockholders' Equity	24.48%	24.09%	25.27%	24.26%	26.49%

(1)    Cash earnings and related data are "Non-GAAP Disclosures."  These disclosures present information which management considers  useful to the readers of this report since they present a measure of the tangible equity generated from operations during each period  presented.  Tangible equity generation is a significant financial measure since banks are subject to regulatory requirements involving the maintenance of minimum tangible capital levels.

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DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

ANALYSIS OF NET INTEREST INCOME

	For the Three Months Ended
		June 30, 2004			March 31, 2004			June 30, 2003
			Average			Average			Average
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
	(Dollars In Thousands)
Assets:
Interest-earning assets:
Real Estate Loans	$2,348,236	$34,450	5.87%	$2,214,940	$33,615	6.07%	$2,177,398	$37,195	6.83%
Other loans	3,388	60	7.08	3,450	63	7.30	3,658	69	7.55
Mortgage-backed securities	750,157	6,146	3.28	543,070	4,712	3.47	541,315	4,808	3.55
Investment securities	45,188	375	3.32	37,715	312	3.31	60,974	595	3.90
Other short-term investments	148,854	386	1.04	131,981	343	1.04	193,334	949	1.96
Total interest earning assets	3,295,823	$41,417	5.03%	2,931,156	$39,045	5.33%	2,976,679	$43,616	5.86%
Non-interest earning assets	153,083			163,043			164,951
Total assets	$3,448,906			$3,094,199			$3,141,630

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
NOW, Super Now accounts	$41,128	$105	1.02%	$36,919	$88	0.96%	$32,294	$79	0.98%
Money Market accounts	844,621	3,177	1.51	763,185	2,691	1.41	665,056	2,947	1.78
Savings accounts	371,427	500	0.54	367,196	494	0.54	371,642	713	0.77
Certificates of deposit	998,037	6,460	2.60	884,235	5,731	2.60	940,270	6,818	2.91
Borrowed Funds	718,812	7,301	4.07	578,296	5,925	4.11	673,074	7,455	4.44
Total interest-bearing liabilities	2,974,025	$17,543	2.37%	2,629,831	$14,929	2.28%	2,682,336	$18,012	2.69%
Checking accounts	94,637			93,107			89,991
Other non-interest-bearing liabilities	110,907			92,676			97,520
Total liabilities	3,179,569			2,815,614			2,869,847
Stockholders' equity	269,337			278,585			271,783
Total liabilities and stockholders' equity	$3,448,906			$3,094,199			$3,141,630
Net interest income		$23,874			$24,116			$25,604
Net interest spread (1)			2.66%			3.05%			3.17%
Net interest-earning assets	$321,798			$301,325			$294,343
Net interest margin (1)			2.90%			3.29%			3.44%
Ratio of interest-earning assets
to interest-bearing liabilities			110.82%			111.46%			110.97%

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